SCHEDULE II

			          INFORMATION WITH RESPECT TO
                 TRANSACTIONS EFFECTED DURING THE PAST SIXTY DAYS OR SINCE THE MOST RECENT FILING ON SCHEDULE 13D (1)

				            SHARES PURCHASED        AVERAGE
                        DATE            SOLD(-)             PRICE(2)

COMMON STOCK-BKF CAPITAL GRP INC

          GAMCO INVESTORS, INC.
                      11/18/04           99,900-             *DO
                      11/16/04              100-           34.8000
                      11/16/04            3,000-           33.9000
                      11/16/04            9,000-           33.9000
                      11/16/04            6,000            33.9000
                      11/16/04            6,000            33.9000
                      11/16/04            3,000-           33.9000
                      11/16/04            3,000            33.9000
                      11/04/04            1,000-           31.8860
                      10/27/04              300-           30.4100
                      10/27/04              300            30.4100
                      10/27/04              300-           30.4100
                      10/04/04              500-             *DO

(1) UNLESS OTHERWISE INDICATED, ALL TRANSACTIONS WERE EFFECTED
    ON THE NYSE.

(2) PRICE EXCLUDES COMMISSION.

(*) RESULTS IN CHANGE OF DISPOSITIVE POWER AND BENEFICIAL OWNERSHIP.